UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 9, 2007

NS8 Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-75956 (Commission File Number)	13-4142621 (IRS Employer Identification No.)

200-11400 W. Olympic Boulevard, Los Angeles, CA 90064
(Address of principal executive offices, with zip code)

(310) 914-0175
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

(a)              Debt Reduction Plan.

On July 9, 2007, NS8 Corporation (the “Company”) agreed to issue up to 120,908,288 shares of common stock to 21 holders of unsecured debt in payment of a portion of the Company’s long-term debts over the next 24 month.  The debt conversion is part of its ongoing corporate restructuring.  Certain unsecured loans were provided to the Company by its management and shareholders over the past four years totaling approximately $7,254,497 as of May 31, 2007.  The Company has implemented a debt reduction plan whereby holders of loans are able to convert up to 50% of the entire balance of their respective outstanding loans to common shares in the capital stock of the Company at a fixed price of $0.03 per common share until the end of July 2007.  In the event all loan holders participate in this plan, there will be a reduction of approximately $3,627,249 of the Company’s total long-term debt which will be converted to the Company’s common shares.

The remaining balance of outstanding loans will continue to be treated as long-term debt and the Company plans to provide an option to those loan holders to continue to convert their remaining loan balances into equity at the prevailing market price at the time the balance of their respective outstanding loans are converted into common shares of the Company.

(b)              Management Debt for Shares Conversion.

On July 9, 2007, certain members of the Company’s management, directors and founders that have made capital loans to the Company became initial participants in this debt reduction plan and agreed to convert 50% of the amount of their respective outstanding loans, totaling in the aggregate $1,002,827, into equity totaling 33,427,551 common shares.

The share issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 11, 2007, the Company filed with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation to increase its authorized capital to 5,005,000,000 shares, consisting of 5,000,000,000 shares of common stock and 5,000,000 shares of preferred stock.

The amendment was authorized by the Company’s Board of Directors and adopted by the majority of the issued and outstanding shares of stock entitled to vote thereon.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)                   Financial statements of business acquired.

Not applicable.

(b)                   Pro forma financial information.

Not applicable.

(c)                   Exhibits.

Exhibit Number	Description
3.6	Amendment to the Certificate of Incorporation
99.1	Schedule “B” – NS8 Corporation Shareholder Conversion Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS8 Corporation (Registrant)

Date: July 13, 2007	By:	/s/ Anthony Alda
Anthony Alda
Chairman and Chief Executive Officer